UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on July 25, 2008, Lighting Science Group Corporation, a Delaware corporation (the “Company”), entered into that certain Loan Authorization Agreement (the “Original Loan Agreement”) and Demand Note (the “Original Note”) with the Bank of Montreal (“BMO”), pursuant to which BMO established a $20 million revolving line of credit for the Company. The Company and BMO subsequently entered into that certain First Amendment to Bank of Montreal Loan Authorization Agreement and Demand Note and that certain Second Amendment to Bank of Montreal Loan Authorization Agreement and Demand Note (as amended, the “Amended Loan Agreement”). In conjunction with the Amended Loan Agreement, the Company and BMO also executed that certain Allonge to Demand Note and that certain Second Allonge to Demand Note (as amended, the “Amended Note”). The Amended Loan Agreement and the Amended Note extended the maturity date of the Loan Agreement to August 24, 2010 in the event that BMO does not make prior written demand.

As previously disclosed, the Amended Loan Agreement, is guaranteed by Pegasus Partners IV, L.P. (“Pegasus IV”) in accordance with that certain Guaranty Agreement dated as of July 25, 2008, which was extended in conjunction with the Amended Loan Agreement (the “Guaranty”). On August 24, 2009, the Company and Pegasus IV entered into that certain Guaranty Extension Agreement (the “Original Guaranty Extension Agreement”), pursuant to which Pegasus IV agreed to extend its Guaranty of the Amended Loan Agreement through August 24, 2010 (the “Maturity Date”). As consideration for extending the Guaranty, the Company agreed to pay Pegasus IV a fee (the “Fee”), payable upon the earliest to occur of: (a) the Maturity Date, (b) the date of termination of the Amended Loan Agreement, (c) the date of termination of the Guaranty and (d) a change of control of the Company (each of (a), (b), (c) and (d), a “Fee Payment Date”). In accordance with the Original Guaranty Extension Agreement, if the Fee Payment Date is the Maturity Date, the date of termination of the Loan Agreement or the date of termination of Guaranty, the Company must pay a Fee (the “Average Daily Balance Fee”) equal to 15% (on an annualized basis) of the Company’s average daily loan balance with BMO. If the Fee Payment Date is the date of a change of control of the Company, the Company must pay a Fee equal to the greater of (1) Average Daily Balance Fee and (2) 1.0% (on an annualized basis) of the total transaction consideration received by the Company upon such change of control.

Third Amendment to Loan Agreement with BMO

On March 15, 2010, the Company and BMO entered into that certain Third Amendment to Bank of Montreal Loan Authorization Agreement (the “Third Amendment”), and the Company executed that certain Replacement Demand Note (the “Replacement Note”). The Third Amendment and the Replacement Note increased the size of the Company’s revolving line of credit with BMO from $20 million to $25 million (the “Loan Increase”). On the same date and in connection with the Third Amendment and the Replacement Note, Pegasus IV executed a Guarantor’s Acknowledgement and Consent (the “Guaranty Consent”) pursuant to which Pegasus IV agreed to increase its Guaranty of the Company’s obligations pursuant to the Amended Loan Agreement.

Amended and Restated Guaranty Extension Agreement

In conjunction with the Third Amendment and as consideration for Pegasus IV’s execution of the Guaranty Consent, the Company and Pegasus IV amended and restated the Original Guaranty Extension Agreement and entered into that certain Amended and Restated Guaranty Extension Agreement, dated as of March 15, 2010 (the “Amended Guaranty Extension Agreement”). Pursuant to the Amended Guaranty Extension Agreement, the Company agreed that the Fee payable pursuant to the Original Guaranty Extension Agreement would take into account any borrowings made pursuant to the Loan Increase. The Company further agreed that to the extent Pegasus IV or its assignees fully exercised its option (the “Standby Purchase Option”) to purchase all of the units of the Company’s securities (the “Units”) that were not subscribed for pursuant to the Company’s previously consummated rights offering (each Unit consisting of one share of the Company’s Series D Non-Convertible Preferred Stock, par value $0.001 per share, and a warrant to purchase one share of the Company’s common stock, par value $0.001 per share, for $6.00, subject to adjustment), the Company would apply all of the proceeds received upon exercise of the Standby Purchase Option to reduce the principal amount outstanding pursuant to the Amended Loan Agreement with BMO. In addition, the Company would take commercially reasonable efforts to amend the Guaranty, the Amended Loan Agreement and the Replacement Note (such amendment, collectively the “Fourth Amendment”) to: (a) reduce the total amount of the Guaranty required by the Amended Loan Agreement from $25 million to $10 million and (b) extend the stated Maturity Date of the Amended Loan Agreement from August 24, 2010 to the first anniversary of the effective date of the Fourth Amendment (the “Fourth Amendment Maturity Date”). Until the Fourth Amendment has been executed by the parties thereto, the Company would not make any borrowings pursuant to the Amended Loan Agreement without the prior consent of Pegasus IV.

The Amended Guaranty Extension Agreement amends the definition of “Fee Payment Date” to provide that the Fee will also be payable upon the effective date of the Fourth Amendment. In addition, upon execution of the Fourth Amendment and as consideration for further extending the Guaranty, the Company agreed that it would pay Pegasus IV a fee (the “Fourth Amendment Fee”), payable upon the earliest to occur of (a) the Fourth Amendment Maturity Date, (b) the date of termination of the Amended Loan Agreement (as amended pursuant to the Fourth Amendment), (c) the date of termination of the Guaranty and (d) a change of control of the Company (each of (a), (b), (c) and (d), a “Fourth Amendment Fee Payment Date”).

The Fourth Amendment Fee would be equal to the sum of:

(i)	10% (on an annualized basis beginning on the first calendar day immediately following the effective date of the Fourth Amendment) of the Company’s average daily loan balance with BMO, plus

(ii)	10% (on an annualized basis) of the maximum amount of loans available pursuant to the Amended Loan Agreement (as amended pursuant to the Fourth Amendment) from the period beginning on the 121st day after the effective date of the Fourth Amendment and ending on the Fourth Amendment Fee Payment Date (this portion (ii) of the Fourth Amendment Fee is referred to as the “Maximum Loan Fee”).

Pegasus IV and the Company agreed that, if the Guaranty were terminated on or before the 120th day after the effective date of the Fourth Amendment, the Maximum Loan Fee would be equal to $0.00.

The Amended Guaranty Extension Agreement further provides that the Company would issue Units to Pegasus IV in satisfaction of the Fee and the Fourth Amendment Fee (if applicable). Pegasus IV would be entitled to receive that number of Units equal to one Unit for each $1.006 of the Fee or the Fourth Amendment Fee, as applicable. Such Units would be in addition to any Units issued pursuant to the Company’s rights offering or the Standby Purchase Option.

Pegasus IV is the Company’s largest stockholder and beneficially owned approximately 87.1% of the Company’s common stock as of March 3, 2010 (calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended).

Copies of the Third Amendment, Replacement Note and Amended Guaranty Extension Agreement are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this current report on Form 8-K and are incorporated herein by reference. You are encouraged to read the Third Amendment, Replacement Note and Amended Guaranty Extension Agreement for a more complete understanding of their terms. The foregoing description of the Third Amendment, Replacement Note and Amended Guaranty Extension Agreement is qualified in its entirety by reference to the full text of the Third Amendment, Replacement Note and Amended Guaranty Extension Agreement.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01. The information in Item 1.01 of this report is incorporated in this Item 2.03 by reference.

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01 for a description of the terms of the Amended Guaranty Extension Agreement. Subject to the terms and conditions set forth in the Amended Guaranty Extension Agreement and based solely upon the accrued Fee as of March 15, 2010 of approximately $1,138,000, Pegasus IV would be entitled to receive up to approximately 1,131,000 Units on the Fee Payment Date. Such sale of Units would be exempt from registration under the Securities Act of 1933, as amended, pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act of 1933, as amended.

Section 9 – Financial Statement and Exhibits

Item 9.01	Financial Statements and Exhibits.

Number	Description of Exhibit

10.1	Third Amendment to Bank of Montreal Loan Authorization Agreement and Demand Note, dated as of March 15, 2010, by and between Lighting Science Group Corporation and Bank of Montreal

10.2	Replacement Demand Note, dated as of March 15, 2010, issued by Lighting Science Group Corporation to Bank of Montreal

10.3	Amended and Restated Guaranty Extension Agreement, dated as of March 15, 2010, by and between Lighting Science Group Corporation and Pegasus Partners IV, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: March 19, 2010	By:	/S/ JONATHAN COHEN
	Name:	Jonathan Cohen
	Title:	Vice President and Chief Accounting Officer

EXHIBIT INDEX

Number	Description of Exhibit

10.1	Third Amendment to Bank of Montreal Loan Authorization Agreement and Demand Note, dated as of March 15, 2010, by and between Lighting Science Group Corporation and Bank of Montreal

10.2	Replacement Demand Note, dated as of March 15, 2010, issued by Lighting Science Group Corporation to Bank of Montreal

10.3	Amended and Restated Guaranty Extension Agreement, dated as of March 15, 2010, by and between Lighting Science Group Corporation and Pegasus Partners IV, L.P.